UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): March 18, 2022

Advantage Solutions Inc.

(Exact name of registrant as specified in its charter)

Delaware	001-38990	83-4629508
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)
15310 Barranca Parkway, Suite 100 Irvine, CA		92618
(Address of principal executive offices)		(Zip Code)

Registrant’s telephone number, including area code: (949) 797-2900

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Title of each class	Trading Symbol(s)	Name of each exchange on which registered

Class A common stock, $0.0001 par value per share	ADV	The NASDAQ Stock Market LLC
Warrants to purchase Class A common stock	ADVWW	The NASDAQ Stock Market LLC

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.02 – Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers

On March 18, 2022, the board of directors (the “Board”) of Advantage Solutions Inc. (the “Company”) accepted the resignation of Ryan Cotton from the Board and the Nominating and Corporate Governance Committee of the Board. The resignation of Mr. Cotton was not as a result of a disagreement with the Company on any matter relating to its operations, policies or practices.

The Board appointed Adam Nebesar, effective as of March 18, 2022, as a Class II director to fill the vacancy left by Mr. Cotton’s resignation and to serve until the Company’s 2022 annual meeting of stockholders or his earlier resignation, retirement or removal. Mr. Nebesar will serve as a member of the Company’s Nominating and Corporate Governance Committee.

As a non-employee director who is affiliated with Bain Capital, Mr. Nebesar will not receive compensation in accordance with the Company’s standard non-employee director compensation package.

Mr. Nebesar has served as a Managing Director in the Consumer, Retail & Dining Vertical and a member of the North American Private Equity team of Bain Capital Private Equity (“Bain Capital”) since January 2019.  Mr. Nebesar was previously a Principal at Bain beginning in January 2014.  Prior to joining Bain Capital in 2006, Mr. Nebesar was a consultant at The Boston Consulting Group. He received an MBA from Harvard Business School, an MPhil in Economics from the University of Cambridge, and an AB in Economics from Princeton University.

Mr. Nebesar was appointed to the Board in accordance with the Company’s Amended and Restated Stockholders Agreement, pursuant to which the Company has committed to take necessary action to have a director-nominated by Bain Capital serve as a director of the Company, subject to certain equity ownership levels. There have been no transactions since the beginning of the Company’s last fiscal year or any currently proposed transaction in which the Company was or is to be a participant and the amount involved exceeds $120,000, and in which Mr. Nebesar had or will have a direct or indirect material interest.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: March 18, 2022

ADVANTAGE SOLUTIONS INC.

By:	/s/ Brian Stevens
Brian Stevens
Chief Financial Officer and Chief Operating Officer